EXHIBIT 99.1

Artisoft Announces Financial Results for Second Quarter of Fiscal 2004
Revenue up 27% from Q2 2003; TeleVantage end user sales up 41% from Q2 2003

CAMBRIDGE, MA – January 29, 2004 – Artisoft®, Inc. (OTC: ASFT), developer of the first software-based phone system, today reported revenue of $2.0 million and a net loss of $1.0 million, or $0.27 per share, for the second quarter of fiscal 2004, which ended December 31, 2003. For the second quarter of fiscal 2003, revenue was $1.6 million and net loss was $1.2 million, or $0.41 per share. This increase in revenue sets another record high in overall TeleVantage sales in a quarter and marks growth of 41% in end user sales compared to the second quarter of fiscal 2003. Overall revenue growth was 27% compared to the second quarter of fiscal 2003.

Reported revenue for both the second quarter of fiscal 2003 and second quarter of fiscal 2004 include a non-cash reduction of approximately $50,000 for the amortized cost of equity relating to Toshiba’s investment in Artisoft in a prior period.

Operating expenses for the second quarter of fiscal 2004 were $2.9 million, up slightly from $2.7 million during second quarter of fiscal 2003. Gross margins during the second quarter of fiscal 2004 improved slightly to 98% from 96% in second quarter of fiscal 2003.

“We are pleased by the progress Artisoft is making in establishing TeleVantage as the leader in open systems communications,” said Steve Manson, Artisoft’s president and CEO. “We believe that our strong revenue growth is another indicator that that the shift away from proprietary hardware-based PBXs and IP-PBXs to software-based systems is accelerating, putting Artisoft in a tremendous position. We continue to expand our channel, partnerships and customer base, and look forward to maintaining our momentum in the foreseeable future.”

During the second quarter, Artisoft announced the addition of two new international distributors to extend the global expansion of TeleVantage. Attrix Technology will distribute TeleVantage in countries located within the Asia Pacific region and Westan Communications will distribute TeleVantage in Australia.

Growing demand for TeleVantage also drove further expansion of the Open Communications Alliance Program, a coalition of 41 leading technology vendors who are collaborating with Artisoft to develop standards-based solutions with TeleVantage as the focal point. During the second quarter, the company announced that relationships had been forged with Intellitouch, Cynergy Software and CDR-Data to develop best-of-breed solutions that combine on-hold audio, CRM and call accounting capabilities with TeleVantage. During the quarter, Artisoft also launched the Telecommunications Consultant Program, which provides qualified consultants with valuable information about the benefits of open systems communications to assist them as they make telecommunications recommendations to their clients.

TeleVantage continued to receive accolades as the “best of class” IP-PBX, winning its 35th award for technical excellence. TeleVantage was honored with a Best of Show award at Technology Marketing Corporation’s Internet Telephony Conference & Expo, the leading event focused on VoIP and other IP telephony-based solutions.

Artisoft will hold a conference call at 5:00 p.m. ET today to discuss the second quarter fiscal year 2004 financial results. The conference call will be broadcast live via the Internet at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.  A recorded replay of the conference call will be available 24 hours per day beginning on Thursday, January 29, 2004 at 8:00 p.m. ET until February 12, 2004 at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.

About Artisoft

Artisoft Inc. is a leading developer of open, standards-based telephone systems that bring together voice and data for more powerful and productive communications. Artisoft’s TeleVantage delivers greater functionality, flexibility, and value than proprietary PBXs to a variety of customers, from small offices to large enterprise organizations with sophisticated call centers. The company’s innovative products have consistently garnered industry recognition for technical excellence, winning more than 35 awards. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

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Artisoft and TeleVantage are registered trademarks of Artisoft, Inc. All other company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Forward-Looking Statements:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects, including, without limitation, the industry’s shift to software-based systems, the Company’s ability to continue to expand its channel, partnerships and customer base and our expectations as to improving demand for our TeleVantage products. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements: the availability of additional financing on terms acceptable to the Company or at all, risks associated with the Company’s strategic alliances, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, costs associated with integration and administration of acquired operations, capacity and supply constraints or difficulties and other factors detailed in the Company’s filings with the Securities and Exchange Commission including its most recent filings on Form 10-K and Form 10-Q.

For additional information, contact:
Financial Community:	Media Community:
Duncan Perry	Mary Ellen Quinn
617-354-0600 x201	617-354-0600 x342
dperry@artisoft.com	mquinn@artisoft.com

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Net revenue:
Product	$1,970	$1,556	3,937	$2,999
Services	—	—	—	—
Total net revenue	1,970	1,556	3,937	2,999

Cost of sales:
Gross profit Product	47	54	105	90
Services	—	—	—	—
Total cost of sales	47	54	105	90

Gross profit:
Product	1,923	1,502	3,832	2,909
Services	—	—	—	—
Total gross profit	1,923	1,502	3,832	2,909

Operating expenses:
Sales and marketing	1,314	1,143	2,663	2,535
Product development	800	650	1,581	1,450
General and administrative	803	933	1,577	2,586
Total operating expenses	2,917	2,726	5,821	6,571

Loss from operations	(994)	(1,224)	(1,989)	(3,662)

Other income, net	4	19	9	41

Net loss	(990)	(1,205)	(1,980)	(3,621)

Deemed dividend to Series C preferred shareholders	—	(2,009)
Deemed dividend to Series B preferred shareholders	—	—	(1,088)	(2,006)

Loss applicable to common shareholders	$(990)	$(1,205)	(5,077)	$(5,627)

Net loss applicable to common stock-Basic and Diluted	$(0.27)	$(0.41)	(1.49)	$(2.00)

Weighted average common shares outstanding-Basic and Diluted	3,692	2,959	3,416	2,807

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31, 2003	June 30, 2003
	Unaudited
ASSETS

Current Assets:
Cash and cash equivalents	$4,198	$3,041
Receivables:
Trade accounts, net of allowances of $189 and $182 at December, 2003 and June 2003, respectively	962	838
Other receivables	2	—
Inventories	122	18
Prepaid expenses	175	368
Total current assets	5,459	4,265

Property and equipment	3,844	3,756
Less accumulated depreciation and amortization	(3,483)	(3,296)
Net property and equipment	361	460

Other assets	204	269

	$6,024	$4,994

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$250	$396
Accrued liabilities	1,291	2,149
Deferred revenue	2,750	2,768
Customer Deposits	229	—
Total current liabilities	4,520	5,313

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $1.00 par value. Authorized 11,433,600 shares; Series A Preferred Stock, $1.00 par value. Authorized 50,000 Series A shares; no Series A shares issued at December 31, 2003	—	—
Series B Preferred Stock, $1.00 par value. Authorized 2,800,000 Series B shares; issued 2,800,000 Series B shares at December 31, 2003 (Aggregate liquidation value $7 million)	2,800	2,800
Series C Preferred Stock, $1.00 par value. Authorized 2,627,002 Series C shares; issued 2,627,002 Series C shares at December 31, 2003	2,560
Common stock, $.01 par value. Authorized 50,000,000 shares; issued 6,040,135 shares at December 31, 2003 and 5,206,243 at June 30, 2003	60	52
Additional paid-in capital	109,591	108,505
Accumulated deficit	(42,706)	(40,726)
Deferred Toshiba equity cost	(1,121)	(1,270)
Less treasury stock, at cost, 2,216,783 shares at December 31, 2003 and at June 30, 2003	(69,680)	(69,680)
Net shareholders’ equity	1,504	(319)
	$6,024	$4,994